Exhibit 11
                            TREX MEDICAL CORPORATION

                        Computation of Earnings per Share

                                                          Three Months Ended
                                                       ------------------------
                                                          June 29,      July 1,
                                                              1996         1995
- -------------------------------------------------------------------------------
Computation of Primary Earnings per Share:

Net Income (a)                                         $ 2,169,000  $ 1,344,000
                                                       -----------  -----------
Shares:
  Weighted average shares outstanding                   22,216,452   20,000,000

  Add: Shares issuable from assumed exercise of
       options (as determined by the application
       of the treasury stock method)                       169,414      151,414
                                                       -----------  -----------
  Weighted average shares outstanding,
    as adjusted (b)                                     22,385,866   20,151,414
                                                       -----------  -----------
Primary Earnings per Share (a) / (b)                   $       .10  $       .07
                                                       ===========  ===========

Computation of Fully Diluted Earnings
  per Share:

Income:
  Net income                                           $ 2,169,000  $ 1,344,000

  Add: Convertible debt interest, net of tax               246,000            -
                                                       -----------  -----------
  Income applicable to common stock assuming
    full dilution (a)                                    2,415,000    1,344,000
                                                       -----------  -----------
Shares:
  Weighted average shares outstanding                   22,216,452   20,000,000

  Add: Shares issuable from assumed exercise of
       options (as determined by the application
       of the treasury stock method)                       169,414      151,414

       Shares issuable from assumed conversion of
       subordinated convertible note                     3,307,888            -
                                                       -----------  -----------
  Weighted average shares outstanding,
    as adjusted (b)                                     25,693,754   20,151,414
                                                       -----------  -----------
Fully Diluted Earnings per Share (a) / (b)             $       .09  $       .07
                                                       ===========  ===========
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                                                                    Exhibit 11
                            TREX MEDICAL CORPORATION

                        Computation of Earnings per Share


                                                          Nine Months Ended
                                                      -------------------------
                                                         June 29,       July 1,
                                                             1996          1995
- -------------------------------------------------------------------------------
Computation of Primary Earnings per Share:

Net Income (a)                                        $ 5,903,000   $ 2,310,000
                                                      -----------   -----------
Shares:
  Weighted average shares outstanding                  21,669,462    20,000,000

  Add: Shares issuable from assumed exercise of
       options (as determined by the application
       of the treasury stock method)                      169,414       151,414
                                                      -----------   -----------
  Weighted average shares outstanding,
    as adjusted (b)                                    21,838,876    20,151,414
                                                      -----------   -----------

Primary Earnings per Share (a) / (b)                  $       .27   $       .11
                                                      ===========   ===========

Computation of Fully Diluted Earnings
  per Share:

Income:
  Net income                                          $ 5,903,000   $ 2,310,000

  Add: Convertible debt interest, net of tax              773,000             -
                                                      -----------   -----------
  Income applicable to common stock assuming
    full dilution (a)                                 $ 6,676,000   $ 2,310,000
                                                      -----------   -----------
Shares:
  Weighted average shares outstanding                  21,669,462    20,000,000

  Add: Shares issuable from assumed exercise of
       options (as determined by the application
       of the treasury stock method)                      169,414       151,414

       Shares issuable from assumed conversion
       of subordinated convertible note                 3,470,999             -
                                                      -----------   -----------
  Weighted average shares outstanding,
    as adjusted (b)                                    25,309,875    20,151,414
                                                      -----------   -----------
Fully Diluted Earnings per Share (a) / (b)            $       .26   $       .11
                                                      ===========   ===========